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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62402) pertaining to the 1991 Incentive Stock Option Plan, Stock Grants and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-8 (No. 33-93546) pertaining to the 1994 Stock Option Plan, 1994 Director Stock Option Plan and the Written Compensation Agreement with R. David Ridgeway, the Registration Statement on Form S-8 (No. 333-21699) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form s-* (No. 333-21701) pertaining to the 1996 Employee Stock Purchase Plan and Non-Qualified Stock Option Agreements, the Registration Statement on Form S-3 (No. 333-06865) pertaining to the registration of 1,614,802 shares of common stock, the Registration Statement on Form S-3 (No. 333-14483) pertaining to the registration of 1,125,580 shares of common stock, the Registration Statement on Form S-3 (No. 333-21117) pertaining to the registration of 493,895 shares of common stock, the Registration Statement on Form S-3 (No. 333-28315) pertaining to the registration of 318,607 shares of common stock, the Registration Statement on Form S-4 (No. 333-18575) pertaining to the registration of 5,000,000 shares of common stock and $5,000,000 of debt securities, the Registration Statement on Form S-3 (No. 333-53327) pertaining to the registration of 421,528 shares of common stock, the Registration Statement on Form S-3 (No. 333-60637) pertaining to the registration of 1,580,500 shares of common stock, the Registration Statement on Form S-3 (No. 333-67381) pertaining to the registration of 150,000 shares of common stock, the Registration Statement on Form S-3 (No. 333-86867) pertaining to the registration of 425,000 shares of common stock, of INTELEFILM Corporation of our report dated February 8, 2000, except for notes 8 and 10 dated March 17, 2000 with respect to the consolidated financial statements included in the Annual Reports (Forms 10-KSB) for the years ended December 31, 1999 and December 31, 1998.


         /s/ BDO Seidman, LLP
         BDO Seidman, LLP
         Milwaukee, Wisconsin
         March 27, 2000